UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2005

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25202	75-2564006
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas
(Address of principal		75261
executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Sale of Series B Preferred Stock and Warrants. On November 9, 2005, Kitty Hawk, Inc. (“Kitty Hawk”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Kitty Hawk sold 14,800 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock), on November 14, 2005 in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act). The material terms of the Series B Preferred Stock are described below. Kitty Hawk received net cash proceeds of approximately $14.0 million from the sale of the Series B Preferred Stock. Kitty Hawk intends to use the net cash proceeds for general corporate purposes, including expansion of its less-than-truckload ground freight network. The purchasers include current 5% or greater Kitty Hawk stockholders or their affiliates, including Lloyd I. Miller, III and SACC Partners LP.
     In connection with the sale of the Series B Preferred Stock, Kitty Hawk also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers. Under this Registration Rights Agreement, Kitty Hawk is obligated to use its commercially reasonable efforts to file a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on or prior to January 13, 2006 relating to the resale by the purchasers of the shares of common stock issuable upon conversion of the Series B Preferred Stock or exercise of the warrants described below (collectively, the “Conversion Stock”). In addition, Kitty Hawk has agreed to register the resale of shares of common stock held by Lloyd I. Miller, III and his affiliates. Kitty Hawk must use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as possible.
     Also, in connection with the issuance of the Series B Preferred Stock, Kitty Hawk granted warrants (the “Warrants”) to purchase an aggregate of 3,609,756 shares of Kitty Hawk common stock (the “Warrant Shares”). The Warrants have a term of five years, an exercise price equal to $0.82 per share and are currently exercisable.
     In connection with the execution of the Securities Purchase Agreement, Kitty Hawk amended its existing Rights Agreement (the “Rights Agreement Amendment”) to exempt Lloyd I. Miller, III and his affiliates and associates (collectively, “Miller”) from triggering the Rights Agreement in connection with entering into the Securities Purchase Agreement and consummating the transactions contemplated thereby. Under the Rights Agreement Amendment, Miller can beneficially own up to 23.5% of Kitty Hawk’s voting securities without triggering the Rights Agreement. This exemption terminates when Miller’s beneficial ownership of Kitty Hawk’s voting securities falls below 15% or if Miller is in material breach of the Standstill Agreement described below.
     In connection with sale of the Series B Preferred Stock, Kitty Hawk also entered into a Standstill Agreement (the “Standstill Agreement”) with each of the purchasers. Under this Standstill Agreement, subject to certain conditions and exemptions, the purchasers of the Series B Preferred Stock may not (i) enter into a voting agreement; (ii) call a special meeting of the stockholders; (iii) commence a tender offer for any voting securities; (iv) attempt to acquire a substantial portion of the assets of Kitty Hawk or facilitate any business combination or restructuring of Kitty Hawk; (v) amend or appeal anti-takeover measures Kitty Hawk currently has in place; (vi) arrange, or participate in, any financing for any of the foregoing transactions; or (vii) prior to November 14, 2006, seek a waiver of any provision of the Standstill Agreement. In addition, Miller has agreed not to vote any shares of capital stock of Kitty Hawk in excess of 14.99% of the outstanding shares of Common Stock in any proxy solicitation (other than one conducted by Kitty Hawk) or an election contest, without the approval of Kitty Hawk’s Board of Directors.
     We believe the issuance of the Series B Redeemable Preferred Stock will be deemed a change in control of our greater than 5% stockholders as defined in Section 382 of the Internal Revenue Code. As such, our ability to utilize our current net operating losses generated through the date of the issuance of the Series B Redeemable Preferred Stock to offset any future taxable income we may generate, will be subject to an annual limitation. Other than this annual limitation, our ability to fully utilize the net operating losses prior to their expiration has not been impaired by the sale of the Series B Redeemable Preferred Stock. However, our current net operating losses have a full valuation allowance against them as it is currently more likely than not that we will not be able to utilize the losses prior to their expiration.

     Amendment to Credit Facility. Kitty Hawk also entered into the Second Amendment to Credit and Security Agreement (the “Amendment”) to the Credit and Security Agreement dated as of March 22, 2004 (the “Credit Agreement”) among the Company and Wells Fargo Business Credit, Inc.
     The Amendment increases Kitty Hawk’s revolving line of credit from $10.0 million to $15.0 million, subject to a borrowing base calculation, and extends the term of the line from March 22, 2007 to March 31, 2008. The Amendment requires Kitty Hawk to maintain $4.0 million in liquid assets at all times. The Amendment also increases Kitty Hawk’s permitted capital expenditures for 2005 to $4.0 million of which no more than $3.0 million may be unfinanced. Any portion of the permitted capital expenditures not made in 2005 can be carried forward to 2006. In addition, the Amendment also amends Kitty Hawk’s Pre-Tax Net Income loss limit to not less than the following amounts for each period:

Pre-Tax
Period	Net Income (Loss)
January 1, 2005 — December 31, 2005	$(9,000,000)
January 1, 2006 — March 31, 2006	$(8,000,000)
January 1, 2006 — June 30, 2006	$(8,000,000)
January 1, 2006 — September 30, 2006	$(7,000,000)
January 1, 2006 — December 31, 2006	$(5,000,000)
All other terms and conditions of the Credit Agreement remain in full force and effect. The Pre-Tax Net Income covenants have not been set for the year ending December 31, 2007 or the quarter ending March 31, 2008.
Item 3.02. Unregistered Sales of Equity Securities.
     On November 14, 2005, Kitty Hawk issued and sold 14,800 shares of Series B Preferred Stock, $0.01 par value, coupled with Warrants, for gross proceeds of $14,880,000. Kitty Hawk paid commissions of $740,000 to B. Riley & Co., Inc., the sole placement agent in connection with the sale. B. Riley & Co., Inc. is an affiliate of a 5% or greater stockholder of Kitty Hawk and one or more of the purchasers of the Series B Preferred Stock. The sale of these shares of preferred stock and warrants was not registered under the Securities Act and the shares and warrants may not be sold absent registration or an applicable exemption from registration requirements. The shares and warrants were offered and sold to accredited investors pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act as a sale not involving any public offering.
     The rights, preferences and privileges of the Series B Preferred Stock are contained in a Certificate of Designations of the Series B Convertible Preferred Stock. The following is a description of the material terms of the Series B Preferred Stock:
•	The Series B Preferred Stock votes on an as converted basis with the Common Stock and has a class vote as required by applicable law.

•	Kitty Hawk is required to pay dividends in cash at a rate of eight percent 8.00% per annum on the shares of Series B Preferred Stock. These dividends will be paid to the holders of Series B Preferred Stock in four quarterly payments with the exception of the first two payments, which will be distributed over the subsequent four quarters.

•	If any shares of Series B Preferred Stock remain outstanding on November 14, 2010, the holder may cause Kitty Hawk to redeem such holder’s shares of Series B Preferred Stock at the purchase price paid per share plus any accrued but unpaid dividends on such shares.

•	Each holder of shares of Series B Preferred Stock shall be entitled to convert their shares into shares of Common Stock at any time. The number of shares of Conversion Stock shall be determined dividing the purchase price of the Series B Preferred Stock share by $0.9604 (subject to adjustment). Upon conversion, the holders of Series B Preferred Stock will receive duly authorized and validly issued, fully paid and nonassessable shares of Common Stock.

•	After November 14, 2006, if the Common Stock is trading at 200% of the conversion price on any national exchange for 30 consecutive trading days, Kitty Hawk has the right to redeem the outstanding shares of the Series B Preferred Stock at the purchase price.

•	Upon the liquidation, dissolution or winding up of Kitty Hawk, the holders of Series B Preferred Stock are entitled to receive, prior and in preference to any distributions to holders shares of Common Stock, but after payout of any outstanding shares of Series A Preferred Stock, an amount equal to $1,000 per share of Series B Preferred Stock plus all accrued and unpaid dividends on such shares.

•	As long as the holder beneficially owns at least 20% of the shares of Series B Preferred Stock purchased by the holder on or before November 14, 2005, the holder will have the right to participate pro rata in future issuances of capital stock of Kitty Hawk for the purpose of raising additional funds for use by Kitty Hawk, with certain exceptions.
The Warrants described in Item 1.01 above may be exercised at any time until November 14, 2010 at an exercise price of $0.82 per share of Common Stock.
Item 3.03 Material Modifications to Rights of Security Holders
The description of the Series B Preferred Stock contained in Item 3.02 is incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 10, 2005, 2005, Kitty Hawk, Inc. filed a Certificate of Designations of the Series B Convertible Preferred Stock, with the Secretary of State of the State of Delaware.
Item 7.01 Regulation FD Disclosure.
The information contained in Items 1.01 and 3.02 is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the Effective date.

KITTY HAWK, INC.
By:	/s/ STEVEN E. MARKHOFF
	Name:	Steven E. Markhoff
	Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary

Date: November 14, 2005